Exhibit 5.1

1000 Main Street, 36th Floor Houston, Texas 77002 Telephone {713} 226-6000 Telecopier {713} 228-1331 porterhedges.com

June 4, 2026

014660/0032

Ocean Power Technologies, Inc.

28 Engelhard Drive, Suite B

Monroe Township, NJ 08831

Ladies and Gentlemen:

We have acted as counsel to Ocean Power Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation for filing with the Securities and Exchange Commission (the “Commission”) of a prospectus supplement (the “Prospectus Supplement”) under the Securities Act of 1933, as amended (the “Act”), related to the Company’s shelf registration statement on Form S-3 (Registration No. 333-275843) (as amended, the “Registration Statement”). The Prospectus Supplement relates to the issuance by the Company of up to (i) 25,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”); (ii) common warrants to purchase up to 25,000,000 shares of Common Stock (the “Common Warrants”); and (iii) the 25,000,000 shares of Common Stock underlying the Common Warrants (the “Warrant Shares”). The Shares, the Common Warrants and the Warrant Shares are being sold by the Company pursuant to a securities purchase agreement (the “SPA”) entered into by and between the Company and certain accredited institutional investors.

For purposes of the opinions we express below, we have examined the originals or copies, certified or otherwise identified, of: (i) the certificate of incorporation and amended and restated bylaws, each as amended to date, of the Company; (ii) the Registration Statement; (iii) the Prospectus Supplement; and (iv) the corporate records of the Company, including minute books of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

In making our examination, we have assumed and have not verified (i) that all signatures on documents examined by us are genuine, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to the original documents of all documents submitted to us as copies thereof.

Ocean Power Technologies, Inc.

June 4, 2026

Based on the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that (i) the Shares have been duly authorized and, when issued and paid for in accordance with the terms of the SPA, will be validly issued, fully paid and non-assessable, (ii) the Common Warrants have been duly authorized and, when executed and delivered by the Company will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency or other similar laws affecting creditors’ rights and to general equitable principles and (iii) the Warrant Shares have been duly authorized and, when issued and paid for upon the due exercise of the Common Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

The opinions set forth above are limited in all respects to matters of the General Corporation Law of the State of Delaware, the applicable law of the State of New York and applicable federal law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to a Current Report on Form 8-K that will be filed by the Company and incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the heading “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Porter Hedges LLP

PORTER HEDGES LLP